Exhibit 99.1

Company Contact:

Cristina Murphy

Senior Communications Manager

Vanda Pharmaceuticals Inc.

(240) 599-4500

cristina.murphy@vandapharma.com

Vanda Pharmaceuticals Reports Third Quarter 2011 Results

ROCKVILLE, MD. – November 4, 2011 – Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of products for central nervous system disorders, today announced financial and operational results for the third quarter and nine months ended September 30, 2011.

“We are excited with our progress this quarter and especially as it relates to our efforts on tasimelteon,” said Mihael Polymeropoulos, M.D., President and Chief Executive Officer. “Our programs for both Non-24-Hour Sleep-Wake Disorder and Major Depression continue to move Vanda forward towards our goal of becoming a global leader in the field of chronobiology and the treatment of circadian rhythm disorders.”

Key Highlights:

•

Vanda recorded third quarter 2011 revenue of $8.0 million including royalties of $1.2 million. Fanapt® prescriptions, as reported by IMS, reached 33,000 in the third quarter of 2011. This represents a 10% increase over second quarter 2011 prescriptions.

•

The tasimelteon Non-24-Hour Sleep-Wake Disorder (N24HSWD or Non-24) program continues to advance with two new studies initiated to support registration and is on track for a mid 2013 New Drug Application (NDA) filing.

•	The tasimelteon Major Depressive Disorder (MDD) Phase IIb/III study (MAGELLAN) was initiated in September 2011. Vanda expects to report results from the MAGELLAN study in the first half of 2013.

•	On October 24, 2011, Vanda announced that Bob Repella joined its management team as Senior Vice President, Chief Commercial Officer.

THIRD QUARTER 2011 REPORTED RESULTS

Total revenues for the third quarter of 2011 were $8.0 million, compared to $7.2 million for the same period in 2010. Third quarter 2011 revenues included $1.2 million related to Fanapt® royalties received from Novartis as compared to $0.5 million for the third quarter of 2010.

Total operating expenses for the third quarter of 2011 were $11.3 million, compared to $6.5 million for the third quarter of 2010. The primary driver of the higher expenses in the current quarter was the new and ongoing support of the tasimelteon Non-24 and MDD clinical studies.

A net loss of $3.1 million was recorded for the third quarter of 2011, compared to net income of $3.2 million for the third quarter of 2010. Diluted net loss per share for the third quarter of 2011 was $0.11, compared to diluted net income of $0.11 per share for the third quarter of 2010.

Year to date September 30, 2011 Key Financial Figures1

	Nine Months Ended
(in thousands, except per share amounts)	September 30 2011	September 30 2010	Change ($)	Change (%)
Total revenues	$22,900	$27,957	$(5,057)	-18%
Research & development expenses	18,440	8,516	9,924	117%
General & administrative expenses	8,141	7,385	756	10%
Non-cash stock-based compensation[2]	4,183	3,647	536	15%
Income (loss) before tax provision	(4,437)	8,336	(12,773)	-153%
Tax provision (benefit)	(158)	3,343	(3,501)	-105%
Net income (loss)	(4,279)	4,993	(9,272)	-186%
Diluted net income (loss) per share	$(0.15)	$0.18	$(0.33)	-183%

Third Quarter 2011 Key Financial Figures1

	Three Months Ended
(in thousands, except per share amounts)	September 30 2011	June 30 2011	Change ($)	Change (%)
Total revenues	$7,969	$7,430	$539	7%
Research & development expenses	8,174	5,999	2,175	36%
General & administrative expenses	2,711	2,572	139	5%
Non-cash stock-based compensation[2]	1,254	1,325	(71)	-5%
Loss before tax provision	(3,187)	(1,392)	(1,795)	-129%
Tax provision (benefit)	(113)	(51)	(62)	-122%
Net loss	(3,074)	(1,341)	(1,733)	-129%
Diluted net loss per share	$(0.11)	$(0.05)	$(0.06)	-120%

Select Cash Flow Data1

	Nine Months Ended
(in thousands)	September 30 2011	September 30 2010
Net cash provided by (used in)
Operating activities	(16,053)	(5,802)
Investing activities	33,815	(99,462)
Financing activities	5	2,437

Net change in cash and cash equivalents	$17,767	$(102,827)

Select Balance Sheet Data1

(in thousands)	September 30 2011	June 30 2011	September 30 2010
Total cash and marketable securities	$180,459	$188,399	$202,060

(1)	Unaudited
(2)	Non-cash stock-based compensation is allocated to both Research & development and General & administrative expenses

OPERATIONAL HIGHLIGHTS

Fanapt® prescriptions, as reported by IMS, reached 33,000 in the third quarter of 2011. This represents a 10% increase over second quarter 2011 prescriptions. Since its launch in January 2010, over 145,000 Fanapt® prescriptions have been written in the U.S.

The tasimelteon Non-24 program continues to advance with two new studies initiated to support registration and is on target for a mid 2013 NDA submission. Presently, two phase III pivotal and two safety studies are ongoing. A second phase III pivotal study (3203) enrolled its first patients in September 2011. The 3203 study is a placebo-controlled, randomized withdrawal study to examine the maintenance effect of tasimelteon for the treatment of Non-24. A second safety study (3204) enrolled its first patients in October 2011. The 3204 study is a two year open-label, study in blind subjects with Non-24.

The tasimelteon Phase IIb/III (MAGELLAN) study in MDD was initiated in September 2011. The U.S. based study is expected to enroll 500 patients across 40 sites. The MAGELLAN study has an eight-week treatment period, followed by an optional one-year open-label extension, and includes measures of depression and anxiety symptoms, nighttime and daytime sleep, as well as laboratory measures of the internal body clock. Vanda expects to report results from the MAGELLAN study in the first half of 2013.

On October 24, 2011, Vanda announced that Bob Repella joined its management team as Senior Vice President, Chief Commercial Officer. Prior to joining Vanda, Mr. Repella was Senior Vice President of Pharmaceutical Operations for the Americas Region at Cephalon.

CONFERENCE CALL

Vanda has scheduled a conference call for today, Friday, November 4, 2011, at 10:00 AM ET. During the call, Vanda management will discuss the third quarter 2011 results and other corporate activities. Investors can call 800-237-9752 (domestic) and 617-847-8706 (international) and use passcode 91955684. A replay of the call will be available beginning Friday, November 4, 2011 at 1:00 PM ET and will be accessible until Thursday, November 10, 2011, at 5:00 PM ET. The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers. The access number is 25553511.

The conference call will be broadcast simultaneously on Vanda’s website, http://www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days, through December 4, 2011.

ABOUT VANDA PHARMACEUTICALS INC.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for central nervous system disorders. For more on Vanda, please visit http://www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: the extent and effectiveness of the development, sales and marketing and distribution support Fanapt® receives; Vanda’s ability to successfully commercialize Fanapt® outside of the U.S. and Canada; delays in the completion of Vanda’s clinical trials; a failure of Vanda’s products, product candidates or partnered products to be demonstrably safe and effective; Vanda’s failure to obtain regulatory approval for its products, product candidates or partnered products or to comply with ongoing regulatory requirements; a lack of acceptance of Vanda’s products, product candidates or partnered products in the marketplace, or a failure to become or remain profitable; Vanda’s expectations regarding trends with respect to its costs and expenses; Vanda’s inability to obtain the capital necessary to fund additional research and development activities; Vanda’s failure to identify or obtain rights to new products or product candidates; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; limitations on Vanda’s ability to utilize some or all of its prior net operating losses and research and development credits; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products or product candidates under its license and sublicense agreements and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2010 which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except for per share amounts)	September 30 2011	September 30 2010	September 30 2011	September 30 2010
Revenues:
Licensing agreement	$6,753	$6,753	$20,037	$20,037
Royalty revenue	1,216	493	2,863	2,630
Product sales	—	—	—	5,290

Total revenues	7,969	7,246	22,900	27,957
Operating expenses:
Cost of sales - product	—	—	—	2,891
Research and development	8,174	4,072	18,440	8,516
General and administrative	2,711	2,054	8,141	7,385
Intangible asset amortization	377	377	1,118	1,118

Total operating expenses	11,262	6,503	27,699	19,910

Income (loss) from operations	(3,293)	743	(4,799)	8,047
Other income:
Interest income	106	156	362	289

Total other income	106	156	362	289
Income (loss) before income tax provision (benefit)	(3,187)	899	(4,437)	8,336
Tax provision (benefit)	(113)	(2,285)	(158)	3,343

Net income (loss)	$(3,074)	$3,184	$(4,279)	$4,993

Net income (loss)per share:
Basic	$(0.11)	$0.11	$(0.15)	$0.18

Diluted	$(0.11)	$0.11	$(0.15)	$0.18

Shares used in calculation of net income (loss) per share:
Basic	28,107,363	28,003,453	28,104,749	27,872,542

Diluted	28,107,363	28,466,532	28,104,749	28,429,223

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$60,326	$42,559
Marketable securities, current	101,122	155,478
Accounts receivable	1,216	511
Prepaid expenses, deposits and other current assets	1,873	1,843
Deferred tax, current	182	182

Total current assets	164,719	200,573
Marketable securities, non-current	19,011	—
Property and equipment, net	851	937
Other non-current assets	84	—
Intangible asset, net	8,404	9,522
Deferred tax, non-current	1,639	1,639
Restricted cash	1,030	430

Total assets	$195,738	$213,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,333	$648
Accrued liabilities	3,410	1,324
Accrued income taxes	2,108	2,266
Deferred revenue, current portion	26,789	26,789

Total current liabilities	33,640	31,027
Long-term liabilities:
Deferred rent	600	490
Deferred revenue, non-current portion	123,816	143,853

Total liabilities	158,056	175,370

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	295,530	291,342
Accumulated other comprehensive income	44	2
Accumulated deficit	(257,920)	(253,641)

Total stockholders’ equity	37,682	37,731

Total liabilities and stockholders’ equity	$195,738	$213,101

SOURCE Vanda Pharmaceuticals Inc.

CONTACT: Cristina Murphy, Senior Communications Manager, of Vanda Pharmaceuticals Inc.,

+1-240-599-4500

Web site: http://www.vandapharma.com

(VNDA)

CO: Vanda Pharmaceuticals Inc.